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                                     BYLAWS

                                       OF

                            PRECISION CASTPARTS CORP.

                                    ARTICLE I

                        SHAREHOLDERS MEETINGS AND VOTING

         1.1      ANNUAL MEETING.

                  (1) The annual meeting of the shareholders shall be held on the third Wednesday in the month of August in each year, or on such other date as the Board of Directors shall determine, for the purpose of electing directors and transacting only such other business as is properly brought before the meeting in accordance with these Bylaws. Failure to hold an annual meeting shall not affect the validity of any corporate action.

                  (2) To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before a meeting by or at the direction of the Board of Directors, or
(c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

                  (3) A shareholder's notice to the Secretary shall set forth
(a) one or more matters appropriate for shareholder action that the shareholder proposes to bring before the meeting, (b) a brief description of the matters desired to be brought before the meeting and the reasons for conducting such business at the meeting, (c) the name and record address of the shareholder, (d) the class and number of shares of the Corporation which shareholder owns or is entitled to vote, and (e) any material interest of the shareholder in such matters.

                  (4) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedure set forth in this Section 1.1; PROVIDED, HOWEVER, that nothing in this Section 1.1 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual

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meeting.

                  (5) The Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         1.2 SPECIAL MEETINGS. A special meeting of the shareholders shall be held if called by the Chairman or by the Board of Directors or if requested by the holders of not less than one-tenth of all votes entitled to be cast on any issue proposed to be considered at the meeting. A request by shareholders to hold a special meeting shall be signed, dated and delivered to the Secretary and shall set forth the information required by Section 1.1(3) of these Bylaws.

         1.3 PLACE OF MEETINGS. Meetings of the shareholders shall be held at any place in or out of Oregon designated by the Board of Directors. If a meeting place is not designated by the Board of Directors, the meeting shall be held at the Corporation's principal office.

         1.4 NOTICE OF MEETINGS. Written or printed notice stating the date, time and place of the shareholders meeting and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called shall be mailed by the Corporation to each shareholder entitled to vote at the meeting and, if required by law, to any other shareholders entitled to receive notice, at the shareholder's address shown in the Corporation's record of shareholders, with postage prepaid, not earlier than 60 days nor less than 10 days before the meeting date.

         1.5 CONDUCT OF MEETING. The officer presiding at any meeting of the shareholders shall have authority to determine the agenda and order of business at the meeting and to adopt such rules and regulations as may be necessary or desirable to promote the fair and efficient conduct of the business of the meeting.

         1.6 WAIVER OF NOTICE. A shareholder may at any time waive any notice required by law, these Bylaws or the Articles of Incorporation. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         1.7 FIXING OF RECORD DATE. The Board of Directors may fix a record date to determine the shareholders entitled to notice of a shareholders meeting, demand a special meeting, vote, take any other action or receive payment of any share or cash dividend or other distribution. This date shall not be earlier than 70 days or, in the case of a meeting, later than

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10 days before the meeting or action requiring a determination of shareholders.
The record date for any meeting, vote or other action of the shareholders shall be the same for all voting groups. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to notice of and to vote at an annual or special shareholders meeting is the close of business on the day before the notice is first mailed or delivered to shareholders. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day the Board of Directors authorizes the share or cash dividend or other distribution.

         1.8 SHAREHOLDERS LIST FOR MEETING. After a record date for a meeting is fixed, the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of the shareholders meeting. The list shall be arranged by voting group and, within each voting group, by class or series of shares, and it shall show the address of and number of shares held by each shareholder. The shareholders list shall be available for inspection by any shareholder, upon proper demand as may be required by law, beginning two business days after notice of the meeting is given and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareholders list available at the meeting, and any shareholder or the shareholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders list does not affect the validity of action taken at the meeting.

         1.9      QUORUM; ADJOURNMENT.

                  (1) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                  (2) A majority of votes represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

                  (3) Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     1.10         VOTING REQUIREMENTS; ACTION WITHOUT MEETING.

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                  (1) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                  (2) Action required or permitted by law to be taken at a shareholders meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes for filing with the corporate records. Shareholder action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date.

     1.11         PROXIES. A shareholder may vote shares in person or by proxy.
A shareholder may appoint a proxy by signing an appointment form either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

     1.12 ACQUISITION OF CONTROL SHARES. As provided in Section 10, Chapter 820, Oregon Laws 1987 and to the fullest extent permitted by that section, the Corporation shall be authorized to require a holder of control shares to sell the control shares to the Corporation for fair value. The term "control shares" shall have the same meaning as that term has in Chapter 820, Oregon Laws 1987. The procedures for acquisition of control shares pursuant to this section shall be that the Board of Directors shall determine the fair value of the control shares and shall give notice to the holder of the control shares of the fair value and the time at which payment for the control shares will be available. The Corporation will then make payment for the control shares against delivery of the shares.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         2.1 DUTIES OF BOARD OF DIRECTORS. All corporate powers of the Corporation shall be exercised by or under the authority of its Board of Directors; the business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

         2.2 NUMBER, TENURE AND QUALIFICATION. The number of directors of the Corporation shall be at least seven (7) and no more than twelve (12). Within this range, the number of directors shall initially be eleven, and the number of directors shall be determined from time to

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time by the Board of Directors. At the 1983 annual meeting of shareholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class ("Class I") to expire at the 1984 annual meeting of shareholders, the term of office of the second class ("Class II") to expire at the 1985 annual meeting of shareholders and the term of office of the third class ("Class III") to expire at the 1986 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected to serve three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed pursuant to this
Section 2, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes so as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Directors need not be residents of the State of Oregon or shareholders of the Corporation.

         2.3 SHAREHOLDER NOMINATION OF DIRECTORS. Not less than 50 days nor more than 75 days prior to the date of any annual meeting of shareholders, any shareholder who intends to make a nomination at the annual meeting shall deliver a notice to the Secretary of the Corporation setting forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder; PROVIDED, HOWEVER, that in the event that less than 65 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

         2.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings in or out of Oregon without notice other than the resolution.

         2.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by

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or at the request of the Chairman or by one-third of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place in or out of Oregon as the place for holding any special meeting of the Board of Directors called by them.

         2.6 NOTICE. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, other form of wire or wireless communication, mail or private carrier. If written, notice shall be effective at the earliest of (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Notice by all other means shall be deemed effective when received by or on behalf of the director. Notice of any regular or special meeting need not describe the purposes of the meeting unless required by law or the Articles of Incorporation.

         2.7 WAIVER OF NOTICE. A director may at any time waive any notice required by law, these Bylaws or the Articles of Incorporation. Except as set forth below, the waiver must be in writing, be signed by the director entitled to the notice, specify the meeting for which notice is waived and be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         2.8      QUORUM. A majority of the number of directors set forth in
Section 2.2 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         2.9 MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation or these Bylaws.

         2.10     MEETING BY TELEPHONE CONFERENCE; ACTION WITHOUT MEETING.

                  (1) Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

                  (2) Any action that is required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes or filed with the corporate records reflecting the action taken. The action shall be

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effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

     2.11 VACANCIES. Any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, the remaining directors if less than a quorum (by the vote of a majority thereof) or by a sole remaining director. Not more than one vacancy resulting from an increase in the number of directors may be filled by the Board of Directors during any one period between annual meetings of shareholders of the Corporation. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     2.12 COMPENSATION. By resolution of the Board of Directors, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors.

     2.13 PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken at the meeting unless (a) the director's dissent or abstention from the action is entered in the minutes of the meeting, (b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action.

     2.14 REMOVAL. All or any number of the directors may be removed without cause at a meeting called expressly for that purpose, by a vote of the holders of 75 percent of the shares then entitled to vote at an election of directors. All or any number of the directors may be removed with cause by the shareholders at a meeting called expressly for that purpose.

     2.15 RESIGNATION. Any director may resign by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

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                                   ARTICLE III

                             COMMITTEES OF THE BOARD

         3.1 COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members. The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken. Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the Oregon Business Corporation Act.

         3.2 CHANGES OF SIZE AND FUNCTION. Subject to the provisions of law, the Board of Directors shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and change the functions and terminate the existence of a committee.

         3.3 CONDUCT OF MEETINGS. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

         3.4 COMPENSATION. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

         4.1 NUMBER. The officers of the Corporation shall be a President, one or more Vice Presidents, Secretary and, if desired by the Board of Directors, a Treasurer. The Chairman of the Board of Directors ("Chairman") shall also be an officer if designated by the Board of Directors as chief executive officer, but shall not otherwise be considered to hold an officer position. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors and shall have such powers and duties as may be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

         4.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at the meeting,

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it shall be held as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officer's death, resignation or removal in the manner hereinafter provided.
         4.3 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         4.5 CHIEF EXECUTIVE OFFICER. The Board of Directors shall designate a chief executive officer of the Corporation, who may be either the Chairman or the President. The chief executive officer shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors.

         4.6 CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer of the Corporation, who may be any executive officer of the Corporation unless the Chairman is designated chief executive officer, in which case the President shall serve as chief operating officer. The chief operating officer, if one is designated, shall have such general supervision, direction and control of the business and affairs of the Corporation as shall be delegated to the chief operating officer by the chief executive officer or by the Board of Directors.

         4.7 CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer of the Corporation, who shall be a Vice President of the Corporation. The chief financial officer, if one is designated, shall be the principal financial accounting officer of the Corporation and, if a Treasurer of the Corporation is not separately appointed, shall have the duties of the Treasurer set forth in Section 4.12 below. The chief financial officer shall perform such other duties as the Board of Directors may require.

         4.8 CHAIRMAN OF THE BOARD. The Chairman shall be selected by the Board of Directors from within its membership and shall preside at all meetings of shareholders and directors. At the election of the Board of Directors, the Chairman may also be designated chief executive officer of the Corporation. The Chairman may execute on behalf of the Corporation all contracts, agreements, stock certificates and other instruments. The Chairman shall from time to time report to the Board of Directors all matters within the Chairman's knowledge affecting the Corporation which should be brought to the attention of the Board. The Chairman shall perform such other duties as may be required by the Board of Directors.

         4.9 PRESIDENT. The President shall serve as either the chief executive officer or chief operating officer of the Corporation, as designated by the Board of Directors, and shall have such general supervision, direction and control of the business and affairs of the Corporation set forth under Section 4.5 or 4.6, above, as applicable. The President may execute on behalf of the Corporation all contracts, agreements, stock certificates and other instruments. The President shall vote all shares of stock in other corporations owned by the Corporation, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the Corporation with respect to such stock. In the absence of the Chairman, or in the event of the Chairman's death, inability or refusal to act, the President shall perform the duties of the Chairman, and when so acting, shall have all the powers and be subject to all the restrictions upon the Chairman. The President shall perform such other duties as may be required by the Board of Directors.

         4.10 VICE PRESIDENTS. In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as may be assigned from time to time by the Chairman, the President or by the Board of Directors.

         4.11 SECRETARY. The Secretary shall keep the minutes of all meetings of the directors and shareholders, and shall have custody of the minute books and other records pertaining to the corporate business. The Secretary shall countersign all stock certificates and other instruments requiring the seal of the Corporation and shall perform such other duties as may be required by the Board of Directors.

         4.12 TREASURER. The Treasurer shall keep correct and complete records of accounts showing the financial condition of the Corporation. The Treasurer shall be legal custodian of all moneys, notes, securities and other valuables that may come into the possession of the Corporation. The Treasurer shall deposit all funds of the Corporation which come into the Treasurer's hands in depositories which the Board of Directors may designate. The Treasurer shall pay the funds out only on the check of the Corporation signed in the manner authorized by the Board of Directors. The Treasurer shall perform such other duties as the Board of Directors may require.

         4.13 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary because the officer is also a director of the Corporation.

                                    ARTICLE V

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                           EMPLOYEES AND OTHER AGENTS

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         5.1      DIRECTORS AND OFFICERS. The Corporation shall indemnify its directors and officers to the fullest extent permitted by the Oregon Business Corporation Act (Act), as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment).

         5.2 EMPLOYEES AND OTHER AGENTS. The Corporation shall have power to indemnify its employees and other agents as set forth in the Act.

         5.3 NO PRESUMPTION OF BAD FAITH. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

         5.4 ADVANCES OF EXPENSES. The expenses incurred by a director or officer in any proceeding shall be paid by the Corporation in advance at the written request of the director or officer, if the director or officer:

                  (a) furnishes the Corporation a written affirmation of such person's good faith belief that such person is entitled to be indemnified by the Corporation; and

                  (b) furnishes the Corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the Corporation. Such advances shall be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under this Bylaw or otherwise.

         5.5 ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer who serves in such capacity at any time while this Bylaw and relevant provisions of the Act and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the Corporation) that the claimant has not met the standards of conduct

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which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         5.6 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the law.

         5.7 SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         5.8 INSURANCE. To the fullest extent permitted by the Act, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

         5.9 AMENDMENTS. Any repeal of this Bylaw shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

         5.10 SAVINGS CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

         5.11 CERTAIN DEFINITIONS. For the purposes of this Bylaw, the following definitions shall apply:

                  (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                  (b) The term "expenses" shall be broadly construed and shall include, without limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Section 5.5 of this Bylaw, but shall not include amounts paid in settlement, judgments or fines.

                  (c) The term "corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

                  (d) References to a "director," "officer," "employee," or "agent" of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  (e) References to "other enterprises" shall include employee benefit plans; references to "fines" in the Act shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Bylaw.

                                   ARTICLE VI

                               ISSUANCE OF SHARES

         6.1 ADEQUACY OF CONSIDERATION. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The authorization by the Board of Directors of the issuance of shares for stated consideration shall evidence a determination by the Board that such consideration is adequate.

         6.2      CERTIFICATES FOR SHARES.

                  (1) Certificates representing shares of the Corporation shall be in any form determined by the Board of Directors consistent with the requirements of the Oregon Business Corporation Act and these Bylaws. The certificates shall be signed, either manually or in facsimile, by two officers of the Corporation, at least one of whom shall be the Chairman, the President or a Vice President, and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The signatures of officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or any assistant transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

                  (2) Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Articles of Incorporation, the Bylaws, securities laws, a shareholders agreement or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the Corporation retains a copy of the full text. Every certificate issued when the Corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

                  (3) All certificates surrendered to the Corporation for transfer shall be canceled. The Corporation shall not issue a new certificate for previously issued shares until the former certificate or certificates for those shares are surrendered and canceled; except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued on terms prescribed by the Board of Directors.

         6.3 TRANSFER AGENT AND REGISTRAR. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with powers and duties determined by the Board of Directors.

         6.4 OFFICER CEASING TO ACT. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

                                   ARTICLE VII

                 CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

         7.1 CONTRACTS. Except as otherwise provided by law, the Board of Directors may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances.

         7.2 LOANS. The Corporation shall not borrow money and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. This authority may be general or confined to specific instances.

         7.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed in the manner and by the officers or agents of the Corporation designated by the Board of Directors.

         7.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositaries as the Board of Directors or officers of the Corporation designated by the Board of Directors select, or be invested as authorized by the Board of Directors.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         8.1 SEVERABILITY. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

         8.2 AMENDMENTS. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the shareholders of the Corporation.